POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that the undersigned Robert W. DeVore hereby constitutes and appoints Michael J. Doyle and Kenneth M. Miles, and each one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration
Statement on Form S-4 of The Standish Care Company (Registration No. 333-5364) (including post-effective amendments thereto) and any registration statement relating to the same offering as such Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.




                                              /s/ Robert W. DeVore
                                                  Robert W. DeVore
                                                  Director
                                                  August 14, 1996